EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Name of Subsidiary	Jurisdiction of Organization
FM Sponsor I, LLC	Maryland
International Housing Solutions S.a.r.l	Luxembourg
Karen Street, A California L.P.	California
LL-GP Midwest, Inc.	Massachusetts
LL-GP West, Inc.	Massachusetts
MFH Capital Trust 2	Delaware
MFH Capital Trust 3	Delaware
MFH Financial Trust I	Delaware
MMA Act Power, LP.	Delaware
MMA Capital Corporation	Michigan
MMA Clay Tower, LLC	Delaware
MMA Construction Finance, LLC	Maryland
MMA Debt Income Fund I GP, LLC	Delaware
MMA Debt Income Fund, LP	Delaware
MMA Del Sur, LLC	Delaware
MMA EL Power L.P.	Delaware
MMA EL Power LLC	New Jersey
MMA Equity Corporation	Florida
MMA Financial Bellemont GP, LLC	Maryland
MMA Financial Bond Warehousing, LLC	Maryland
MMA Financial CDD Sponsor, LLC	Maryland
MMA Financial Equity Ventures, LLC	Maryland
MMA Financial Holdings, Inc.	Florida
MMA Financial International, LLC	Maryland
MMA Financial Preserve at Cascade GP, Inc.	Massachusetts
MMA Financial Swap Party I, LLC	Maryland
MMA Financial TC Corp	Delaware
MMA Financial Warehousing, LLC	Maryland
MMA Financial, Inc.	Maryland
MMA Fund Investor, LLC	Maryland
MMA Fund Manager, LLC	Maryland
MMA FV Power, LLC	Delaware
MMA LB Power GP, LLC	Delaware
MMA LB Power, L.P.	Delaware
MMA Mortgage Investment Corporation	Florida
MMA New Initiatives, LLC	Maryland
MMA RC POWER GP, LLC	Delaware
MMA RC Power, L.P.	Delaware
MMA Realty Capital Advisors, Inc.	Delaware
MMA Realty Capital, LLC	Maryland

Name of Subsidiary	Jurisdiction of Organization
MMA Red River	Delaware
MMA Renewable Ventures Development Company, LLC	Maryland
MMA Renewable Ventures Finance, LLC	Maryland
MMA Renewable Ventures Solar Fund I, LLC	Delaware
MMA Renewable Ventures Solar Fund II, LLC	Delaware
MMA Renewable Ventures, LLC	Maryland
MMA Savannah River Holding, LLC	Delaware
MMA Servicing, LLC	Maryland
MMA Solar Fund I GP, Inc.	Delaware
MMA Solar Fund II GP, Inc.	Delaware
MMA Sussex Power, LLC	Delaware
MMA TO Power, L.P.	Delaware
MMA TS Fund Investor, LLC	Maryland
MMA TS Fund Manager, LLC	Maryland
MMA Venture Fund Investor, LLC	Maryland
MMA Venture Fund Manager, LLC	Maryland
MMARV Bioenergy, LLC	Delaware
Municipal Mortgage & Equity, LLC	Delaware
MuniMae Affordable Housing, Inc.	Maryland
MuniMae Holdings II, LLC	Delaware
MuniMae Holdings, LLC	Maryland
MuniMae Portfolio Services, LLC	Maryland
MuniMae SLP II, LLC	Delaware
MuniMae Special Purpose Asset Facility, LLC	Maryland
MuniMae TE Bond Subsidiary, LLC	Maryland
MuniMae TEI Holdings, LLC	Maryland
Oakwood Beech Grove, L.C	Michigan
PRS Breckenridge, LP	Georgia
PRS Cascade, L.P.	Georgia
PSP/MMA Savannah River Holding, LLC	Delaware
R-150 SPE, LLC	Virginia
Whitehawk Capital, LLC	Delaware